Exhibit 10.1

EMPLOYMENT     AGREEMENT

This agreement (“Agreement”) is made as of the 1st day of October, 2013 between Tufco Technologies, Inc., a Delaware corporation (“Tufco”), and Tim Splittgerber (the “Employee”).

RECITALS

Tufco desires to employ the Employee and the Employee desires to become an employee of Tufco, upon the terms and conditions hereinafter set forth.

WITNESSETH:

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.        Employment

During the term of employment under this Agreement (the “Employment  Term”), the Employee shall perform the duties of Chief Financial Officer of Tufco and shall perform such other duties and responsibilities as may be assigned to him from time to time by the President and Chief Executive Officer and the Chairman of the Board of Directors of Tufco  (the “Board”).

2.         Performance

During the Employment Term, the Employee shall devote his entire business efforts to the performance of his duties hereunder.

3.        Term

Unless otherwise terminated in accordance with Sections 5 or 6, the Employment Term shall  be for  an  initial  term  of  one  year  commencing  on  October  1,  2013,  and  continuing thereafter for successive one-year renewal terms.

4.         Compensation for Employment

(a)       The basic annual compensation of the Employee for his employment services to Tufco and to all of its affiliated companies during the Employment Term shall be $170,000 (the “Salary”), which Tufco shall pay to the Employee in accordance with its normal payroll policy. Tufco may adjust the Salary upward on an annual basis as the Board may determine, but the Salary shall not be decreased.

(b)       During  the  Employment  Term,  Tufco  shall  pay  the  Employee  a  bonus  in accordance with this  paragraph (b).   For each fiscal year during the Employment  Term, the Board, in  its sole  discretion,  shall  establish  a target for  pre-tax income in  accordance with generally accepted accounting  principles consistently applied (“GAAP”)  and the Employee’s bonus will vary as a percentage of Salary in relation to the percentage achievement of that target as follows:

Percentage of Target Attained	Percentage of Salary Earned as Bonus

Below 80%	0.0%
80%	14%
90%	19%
100%	24.5%
110%	30%
120% and above	35%

For a percentage  of budget achievement  between the benchmarks,  the percentage  of Salary shall be linearly interpolated, provided  that no bonus is paid for achievement  less than 80% of target and the maximum  bonus shall be 35% of Salary in any event.  In the case of a partial fiscal year, Tufco shall adjust the bonus to correspond to Tufco’s target for pre-tax income and the Salary for the  portion  of  the  applicable   fiscal  year  that  shall  be  included   in  the  Employment  Term. Notwithstanding the foregoing,  the Employee’s initial bonus period (the “Initial  Bonus Period”) shall be the period  starting  with October  1, 2013  and  ending  September  30, 2014,  and Tufco shall use its target for pre-tax income for that period to determine the Employee’s eligibility for a bonus, and then apply the applicable  bonus percentage  to that portion of the Employee’s annual Salary that relates to the Initial Bonus Period.   Any bonus earned by the Employee with respect to a bonus period shall be paid to the Employee no later than March 15 of the year following the year in which the bonus period ended.

(c)        During  the  Employment  Term, Tufco  shall  reimburse  the  Employee  for  any reasonable  business expenses  incurred  on Tufco’s  behalf in connection  with the performance  of his services during the Employment Term.   Such reimbursement shall be made no later than the end of the year following  the year in which the underlying  business  expense  was incurred.   In addition,  no reimbursement shall  be subject  to liquidation  or exchange  for another  benefit and the amount  available  for  reimbursement  during  any calendar  year shall  not  affect  the amount available for reimbursement in a subsequent calendar year.

(d)        Stock Options.   Options may be granted periodically to selected  Tufco executives for superior performance at the sole discretion of the Board, subject to availability  determined by and at the sole discretion  of the Compensation Committee of the Board.  The timing, the exercise price,  as  well  as  the  vesting  period  and  the  number  of  options  (if  any)  will  be  determined annually by the Compensation Committee  of the Board.

5.         Termination Without Compensation

(a)        Non-Renewal of Term.  The Employment Term and the Employee’s employment thereunder may be terminated by the Employee by giving written notice to Tufco of the intention to terminate the Employment Term and the Employee’s employment  thereunder at least 120 days prior to the proposed termination date.

(b)        Partial or Total Disability.   If the Employee is unable, with or without reasonable accommodation, to perform  his duties and responsibilities hereunder  to the full extent required hereunder  by reason  of illness,  injury or incapacity  for three (3) months  (during  which time he shall continue to be compensated hereunder), Tufco may terminate the Employee Term and the Employee’s employment thereunder, and Tufco shall not have any further liability or obligation to the Employee hereunder except for any unpaid Salary and fringe benefits accrued to the date of termination.  In the event of any dispute under this Section 5(b), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to Tufco and the Employee, the cost of such examination to be paid by Tufco, and the determination of such physician shall be determinative.    If,  after  termination  due to  disability  as  provided  herein, the  Employee obtains,  at  his  sole  expense,  medical  certification  from  a  licensed  physician  reasonably satisfactory to Tufco that such disability has ended, Tufco shall offer to employ the Employee pursuant to the terms of this Agreement for the remainder of the initial term or any renewal term in effect at the time of termination, except that Tufco shall not be required to reemploy the Employee at the same position if Tufco shall have elected another person to such position during the period.

(c)       Death.     If the  Employee   dies,  the  Employee  Term  and   the  Employee’s employment thereunder shall terminate and therefore Tufco shall not have any further liability or obligation to the Employee,  his executors, administrators, heirs, assigns  or any other person claiming under or through him, except for unpaid Salary accrued to the date of his death.

(d)       Cause.     Tufco  may  terminate  the  Employment  Term  and  the  Employee’s employment thereunder  for “cause”  by  giving the Employee  thirty (30)  days’  notice of  the termination,  and  thereafter  Tufco  shall  not  have  any  further  liability  or  obligation  to  the Employee.  For purposes of this Agreement, “Cause” shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms  or provisions  of  this  Agreement,  dishonesty,  willful  misconduct,  material  neglect  of Tufco’s  business,  or  conviction  of a crime or  offense involving circumstances  substantially related to the circumstances of Employee’s employment.

6.         Termination With Compensation

(a)       Non-Renewal of Term.  The Employment Term and the Employee’s employment thereunder may be terminated  by either party hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term and the Employee’s  employment thereunder at least ninety (90) days prior to the proposed termination  date.   If Tufco terminates the Employment Term and the Employee’s employment thereunder under such circumstances, Tufco shall provide the Employee with the Termination Compensation specified in Section 6(c).

(b)       Without Cause.   Tufco shall have the right to terminate the Employment Term and the Employee’s employment thereunder without Cause at any time by giving the Employee thirty (30) days’ notice of the termination date.  Under such circumstances, Tufco shall provide the Employee with the Termination Compensation specified in Section 6(c).

(c)       Termination Compensation.   The “Termination  Compensation” shall consist of the following:  In the case of a termination by Tufco under Sections 6(a) or 6(b), payment of the Employee’s Salary under Section 4(a), at the level in effect at the date of termination, for six (6) months, payable in accordance with the normal payroll policy of Tufco.  The employee shall not be entitled to any Termination Compensation under this Section 6 unless the Employee executes and delivers to Tufco a release in a form satisfactory to Tufco in its sole discretion by which the Employee releases Tufco and its past, present, and future direct and indirect subsidiaries, parents, shareholders, affiliates (including but not limited to, Tufco Technologies, Inc, Overseas Equity Investors Ltd, Bradford Ventures Ltd, Bradford Venture Partners, L.P., Bradford Associates, Bradford Equities Management, LLC, and all affiliates and related parties of the foregoing), all of  the foregoing  entities’  successors  and/or  assigns,  all  of  the  foregoing  entities’  officers, directors, owners, partners, employees, agents, representatives, insurers, benefit plans (including such plans’  sponsors, administrators and fiduciaries), and the like, and any other person/entity claimed to  be jointly and  or severally liable with any of the foregoing persons/entities with respect claims or through which Tufco has acted, directly or indirectly in its dealings with the Employee, from  any  obligations  and  liabilities of  any type  whatsoever  (except for  Tufco’s obligation to provide the Termination Compensation specified in this Section 6). The Employee must execute and deliver such release to Tufco within sixty (60) days after his termination of employment and such release must become effective (with all revocation periods having expired) during such sixty (60) day period (the date on which the release becomes effective, the “Release Effective Date”).   The payment of the Termination Compensation shall commence on the first normal payroll date following the Release Effective Date and shall include any payments that would have otherwise been made prior to the Release Effective Date had such release been effective on the date after the date of termination; provided, that if such sixty (60) day period begins in one taxable year and ends in a subsequent taxable year, the payment of the  Termination Compensation shall not commence until the first normal payroll date in such subsequent taxable year.  The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release.

(d)       Exclusivity.  Upon any termination by Tufco under Section 6(a) or Section 6(b), Tufco shall not have any obligation to the Employee, his executors, administrators, heirs, assigns or any other  person  claiming  under or through  him, other than to  provide the  Termination Compensation under the terms and conditions of section 6(c).   Upon any termination by the Employee  under  Section  6(a),  Tufco  shall  not  have  further  liability  or  obligation  to  the Employee, his executors,  administers,  heirs,  assigns or  any  other person  claiming  under or through him except to provide to the Employee any unpaid Salary and fringe benefits that shall have accrued through the date of termination.

7.        Agreement Not to Compete

(a)       During  the Non-Competition  Period (defined below), the Employee shall not, within the Restricted Area (defined  below), directly or indirectly, in any capacity, render his services, engage or have a financial interest in, any business that is competitive with any of those business activities in which Tufco or any of its subsidiaries or affiliates shall have been engaged during his employment  by it, including, but not limited to, the manufacturing, packaging and distribution of wet and dry wipes, flexographic wide-web printing, slitting and rewinding, and business imaging, paper and printing products, nor shall the Employee assist any person or entity that  is  engaged  in  such  business,  including  by  making Tufco  Information  (defined  below) available to any such  person or entity.  In addition, during the Non-Competition Period, the Employee shall not directly or indirectly solicit or otherwise encourage any of the employees of any Tufco Party (defined below) to terminate their employment with the applicable Tufco Party. As  used  herein,  the  “Restricted  Area”  means  the  United  States  of  America.    The “Non Competition Period” means the period equal to the sum of (A) the period of the Employee’s employment hereunder, (B) any period during which the Employee is paid any Termination Compensation (defined above) and (C) an additional one year after the end of the later of the period in clauses (A) and (B).

(b)       The  terms  of  this  Section  7  shall  apply  to  the  Employee  and  any  person, partnership, association, corporation or other entity (collectively, a “Person”) controlled by the Employee, including any relative of the Employee, to the same extent as if they were parties hereto, and the Employee  shall take whatever actions may be necessary to cause any such persons or entities to adhere to the terms of this Section 7.

(c)       In the event of the voluntary or involuntary bankruptcy of Tufco or the filing of a plan for reorganization by Tufco resulting in the termination of the contract of employment or a situation  giving  rise  to  circumstances  by  which  Tufco  fails  to  make  any  payment  of compensation set forth in this Agreement, the Employee shall be relieved of all obligations under this Agreement relating to covenants against competition as set forth in this Section 7.

(d)       Nothing herein shall be construed to limit or conflict with the restrictions on competition contained within the “Agreement on Trade Secrets, Confidentiality and Business Ideas” executed by the Employee on February 29, 2012 and attached hereto as Exhibit A.

8.        Inventions. Designs and Product Developments

(a)       All    inventions,    innovations,    designs,   ideas    and   product    developments (collectively, the “Developments”),  developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term  and  that  relate  to  the  actual  or  planned  business  activities  of  Tufco,  or  any  of  its subsidiaries or affiliates (any such party is referred to herein as a “Tufco Party”) and all of the Employee’s  right, title and interest therein, shall be the exclusive property of the applicable Tufco Party.  The Employee hereby assigns, transfers and conveys to any applicable Tufco Party all of his right, title and interest in and to any and all such Developments.  As requested from time to time by the Board, the Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board.  At any time and from time to time, upon request of any of  the  Board,  the  Employee  shall  execute  and  deliver  to  Tufco  any  and  all  instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for Tufco, are or may be necessary or desirable to document such transfer or to enable any applicable Tufco Party to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of  any  such  patent,  trademark,  or  copyright.    The  applicable Tufco  Party will be responsible for the  preparation  of  any  such instruments,  documents and  paper  and for the prosecution  of  any  such  proceedings  and  will  reimburse  the  Employee  for  all  reasonable expenses incurred by him in compliance with the provisions of this Section.

(b)       Nothing  herein  shall  be  construed  to  limit  or  conflict  with  the  provisions pertaining to “Business  Ideas” within the “Agreement  on Trade Secrets, Confidentiality, and Business Ideas” executed by Employee on February 29, 2012 and attached hereto to as Exhibit A.

9.        Confidential Information

(a)       The Employee  has had  and will have possession of or access to  confidential information relating to the business of one or more Tufco Parties, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of certain Tufco Parties.   All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the “Tufco Information.”  During and after the Employment Term, the Employee shall not (I) use or exploit in any manner the Tufco Information for himself or any Person other than a Tufco Party (II) remove any Tufco Information, or any reproduction thereof, from the possession  or  control  of  any  Tufco  Party  or  (III)  treat  Tufco  information  other  than  in  a confidential manner.

(b)       All Tufco Information developed, created or maintained by the Employee, alone or with others while employed by Tufco, and all Tufco Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the applicable Tufco Party.  The Employee shall  return  to  Tufco  all Tufco  Information, and  reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by Tufco.

(c)       Nothing  herein  shall  be  construed  to  limit  or  conflict  with  the  provisions pertaining   to   “Confidential   Information”   within   the   “Agreement   on   Trade   Secrets, Confidentiality, and Business Ideas” executed by Employee on February 29, 2012 and attached hereto to as Exhibit A.

10.      Remedies

The Employee expressly acknowledges that the remedy at law for any breach of Section 7, 8 or 9 will be inadequate and that upon any such breach or threatened breach, Tufco (or the applicable Tufco Party) shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee’s  obligations  under  these  provisions  without  the  necessity of  proving the  actual damage or the inadequacy of a legal remedy.  Subject to the remainder of this Section 10, the rights conferred upon  Tufco (and  any Tufco Party)  by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which Tufco may have at law, in equity or otherwise.

11.      Survival

Notwithstanding   the  termination   of   the  Employment  Term   and  the  Executive’s employment thereunder  pursuant  to Section  5 or 6, the obligations of the Employee under Sections  7, 8 and 9 hereof  shall survive  and remain  in full force  and effect  and Tufco shall be entitled to relief against the Employee  pursuant to the provisions of Section 10 hereof.

12.       General

(a)      Governing Law.   The terms of this Agreement shall  be governed  by the laws of the State of Wisconsin.

(b)      Section 409A Compliance.

(i)        It is  intended   that  any  income  to  the  Employee   provided   by  Tufco (including,  without  limitation,  any equity awards and other compensation) will not be subject to interest  and  additional   tax  under  Section  409A  of  the  Internal  Revenue   Code  of  1986,  as amended  (“Code  Section  409A”).  This Agreement will be interpreted and construed in favor of its meeting   any applicable   requirements   of  Code  Section   409A.   Tufco,   in  its  reasonable discretion,  may  amend  (including  retroactively)  this  Agreement  to comply  with  Code  Section 409A.  The preceding provisions shall not be construed as a guarantee by Tufco of any particular tax effect for any income to the Employee provided by Tufco (including,  without limitation, any equity  awards  and other  compensation).  Tufco  will have no responsibility  for the payment  of any applicable  taxes on income  to Employee  (including,  without  limitation,  any equity  awards and other compensation).  For purposes of

Code Section 409A, a right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(ii)       Notwithstanding  anything   herein   to   the   contrary,   if   the   Employee separates  from  service  while  the Employee  is a “specified  employee” (as defined  under Code Section  409A),  any  payment  of any  amount  payable  on account  of “separation from  service” which is “deferred  compensation” (each, as defined under Treasury Regulation  Section 1.409A l(b)(l), after  giving  effect  to the exemptions  in Treasury  Regulation  Sections  1.409A-l(b)(3) through  (b)(12)),  that is scheduled  to be paid within  six (6) months  after such separation  from service  shall  be paid  on  the  six  (6)  month  anniversary  of such  separation  from  service  or, if earlier, upon the Employee’s death.

(c)        Interpretation.  Unless the context  of this Agreement  clearly  requires  otherwise, (I) references  to the plural  include  the singular,  and to the singular  include  the plural, (II) “or” has the inclusive meaning frequently  identified with the phrase “and/or” and (III) “including” has the inclusive meaning frequently  identified  with the phrase “but not limited to”.  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.  Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

(d)        Binding  Effect.    All  of  the  terms  and  provisions  of  this  Agreement  shall  be binding upon and inure to the benefit and be enforceable  by the respective heirs, representatives, successors (including  any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee  hereunder are of a personal  nature and shall not be assignable  in whole or in part by the Employee.   Any Tufco Party  other  than  Tufco  is  a  third  party  beneficiary  of  this  Agreement  and  may  enforce  the provisions of this Agreement  that pertain to such Tufco Party, including  Sections  7, 8 and 9, to the same extent as if a party hereto.

(e)        Notices.  All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified  mail, postage  prepaid, return receipt requested,  or when sent by Federal  Express  or other overnight delivery service, addressed as follows:

TO:
Tufco Technologies, Inc.
3161 South Ridge Road
Green Bay, WI 54304-5626
Attn: Mr. James F. Robinson, Chief Executive
Officer

(f)         Entire Agreement: Termination  of Prior Agreements.   This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with  respect  to  the  subject  matter  hereof.    This Agreement may not be modified or amended in any way except in writing by the parties hereto.

(g)       Duration.   Notwithstanding the termination of the Employment Term and of the Employee relationship with Tufco, this Agreement shall continue to bind the parties for so long as any obligations remain  under this Agreement,  and in particular,  the Employee  shall continue to be bound by the terms of Sections 7, 8 and 9.

(h)       Waiver.   No waiver of any breach of this Agreement shall be construed  to be a waiver as to succeeding  breaches.

(i)       Severability.  If any provision of this Agreement or application  thereof to anyone under any circumstances  is adjudicated  to be invalid  or unenforceable  in any jurisdiction,  such validity   or

unenforceability  shall   not  affect  any  other   provisions   or  applications   of  this Agreement   which   can  be  given  effect  without   the  invalid   or  unenforceable   provision   or application   and  shall   not  invalidate   or  render  unenforceable   such  provision   in  any  other jurisdiction.

(j)      Counterparts.   This Agreement may be signed  in any  number  of  counterparts, each of which shall be an original, with the same effect as if the signatures  hereto were upon the same instrument.

[Signature Page Follows.]

IN  WITNESS WHEREOF, the parties  hereto intending to  be legally bound, have hereunto duly executed  this Agreement the day and year first written above.

TUFCO TECHNOLOGIES, lNC.		EMPLOYEE
By :	/s/ Robert J. Simon	/s/ Tim Splittgerber
Robert J. Simon Chairman of the Board

Exhibit A

Agreement on Trade Secrets, Confidentiality, and Business Ideas

EXHIBIT A

TUFCO

Fortify Your Brand.

Agreement on Trade Secrets,  Confidentiality and  Business Ideas

THIS AGREEMENT is made and entered into by and between the undersigned employee (“Employee”) and Tufco Technologies, Inc. (the “Company”).

In consideration of the continued employment of Employee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company hereby agree as follows:

1. Confidentiality Obligations. During the term of Employee’s employment, Employee will not directly or indirectly use or disclose any Confidential Information or Trade Secret except in the interest and for the benefit of the Company.  After the end of Employee’s employment with the Company, for whatever reason, Employee will not directly or indirectly use or disclose any Trade Secret.  For a period of 24 months following the end of Employee’s employment with the Company, for whatever reason, Employee will not directly or indirectly use or disclose any Confidential Information. Employee further agrees not to use or disclose at any time info1mation received by the Company from others except in accordance with the Company’s contractual or other legal obligations respecting third parties; the Company’s customers are third party beneficiaries of this promise. Nothing in this Agreement shall prevent Employee, after the end of employment with the Company, from using general skills and knowledge gained while employed by the Company.

2. Restrictions on Competition.

2.1 During Employment.  During the term of his/her employment with the Company, Employee will not directly or indirectly compete against the Company, or directly or indirectly divert or attempt to divert Customers’  or potential customers’  business from the Company anywhere the Company does or is taking steps to do business.

2.2 Following Employment. For 18 months following the end of his/her employment with the Company, for whatever reason, Employee agrees not to directly or indirectly attempt to sell to any Restricted Customer any goods or services of the type or substantially similar to the type sold by the Company during the 18 months prior to termination of his/her employment for any Restricted Customer physically located within the United States.

3.  Definitions.

3.1 Trade Secret. The te.rm “Trade Secret” has that meaning set forth under applicable law. The term includes, but is not limited to, all computer source code created by or for the Company.

3.2. Confidential Information,.  The term “Confidential Information” means all non-Trade Secret information of, about or related to the Company or provided to the Company by its customers that is not known generally to the public or the Company’s competitors. Examples of Confidential Information include the following:  information  about products under development, research, development or business plans, production processes, manufacturing  techniques,  equipment  design and layout, test results, financial information, customer lists, information  about orders from and transactions with customers, sales and marketing strategies and plans, pricing strategies, information relating to sources of materials and production costs, personnel information and business records; and information which is marked or otherwise designated as confidential or proprietary by the Company.

3.3 Exclusions. Notwithstanding  the foregoing, the terms “Trade Secret” and “Confidential Information” do not include, and the obligations set forth in this Agreement do not apply to, any information which: (i) can be demonstrated by Employee to have been known by him/her prior to his/her employment by the Company; (ii) is or becomes generally available to the public through no act or omission of Employee; (iii) is obtained by Employee  in good faith from a third party who discloses such information  to Employee on a non-confidential  basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; (iv) is independently developed by Employee outside the scope of his/her employment without use of Confidential Information or Trade Secrets; or (v) is Employee’s personnel information.

3.4 Customer.  The term “Customer” means any individual or entity for whom/which the Company has provided services or products or made a proposal to perform services or provide products.

3.5 Restricted Customer. “Restricted Customer” means any individual or entity for whom/which the Company provided services or products and with whom/which the Employee had contact on behalf of the Company during the 18 months preceding the end, for whatever reason, of Employee’s employment.

3.6 Cause. The term “Cause” means any breach of this Agreement, act of dishonesty, insubordination, violation of Company policy or conviction of a crime, the circumstances of which substantially relate to Employee’s job.

3.7 Business Ideas. The term “Business Ideas” means all ideas, designs, modifications, formulations, specifications, concepts, know how, trade secrets, discoveries, inventions, data, software, developments and copyrightable works, whether or not patentable or registrable, which Employee originates or develops, either alone or jointly with others while Employee is employed by the Company and which are (i) related to any business known to Employee to be engaged in or contemplated by the Company; (ii) originated or developed during Employee’s working hours; or originated or developed in whole or in part using materials, labor, facilities or equipment furnished by the Company.

4. Return of Property and Records Upon the end of employment with the Company, for whatever reason, or upon request by the Company, Employee shall immediately return to the Company all property, documents, records, and materials owned by, belonging and/or relating to the Company (except Employee’s own personnel and wage and benefit materials relating solely to Employee), and all copies of all such materials. Upon the end of Employee’s employment with the Company, for whatever reason, or upon request by the Company, Employee further agrees to destroy such records maintained by him/her on his/her own computer equipment and make available to the Company his/her personal computer for inspection by it or its agent to ensure that adequate measures have been taken to destroy such records on the Employee’s computer.

5. Business Idea Rights.

5.1 Assignment. The Company will own, and Employee hereby assigns and agrees to assign to the Company and agrees to assign to the Company, all rights in all Business Ideas which Employee originates or develops either alone or working with others while Employee is employed by the Company. All Business Ideas which are or form the basis for copyrightable works are hereby assigned to the Company and/or shall be assigned to the Company or shall be considered “works for hire” as that term is defined by U.S. Copyright Law.

5.2 Disclosure. While employed by the Company, Employee will promptly disclose all Business Ideas to the Company.

5.3 Execution of Documentation. Employee, at any time during or after the term of his/her employment with the Company, will promptly execute all documents which the Company may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.

6. Non-Solicitation of Employees. During the term of Employee’s employment with the Company and for one year thereafter, Employee shall not directly or indirectly encourage any Company employee to terminate his/her employment with the Company or solicit such an individual for employment outside the Company which would end or diminish that employee’s services to the Company.

7. Employee Disclosures and Acknowledgments.

7.1  Confidential Information of Others. Employee certifies that Employee has not, and will not, disclose or use during Employee’s time as an employee of the Company, any confidential information which Employee acquired as a result of any previous employment or under a contractual obligation of confidentiality or secrecy before Employee became an employee of the Company. All prior obligations (written and oral), such as confidentiality agreements or covenants restricting future employment or consulting, that Employee has entered into which restrict Employee’s ability to perform any services as an employee for the Company are listed below under the heading  List of Prior Obligations.

7.2 Scope of Restrictions. Employee acknowledges and represents that the scope of the restrictions contained in this Agreement are appropriate, necessary and reasonable for the protection of the Company’s business, goodwill, and property rights. Employee further acknowledges that the restrictions imposed will not prevent him/her from earning a living in the event of, and after, the end of his/her employment with the Company, for whatever reason.

7,3 Prospective Employers. Employee agrees, during the term of any restriction contained in this Agreement, to disclose this Agreement to any entity which offers employment to Employee. Employee further agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions hereof known to, any of Employee’s potential employers.

8. Miscellaneous.

8.1 Binding Effect. This Agreement binds Employee’s heirs, executors, administrators, legal representatives and assigns and inures to the benefit of the Company and its successors and assigns.

8.2 Entire Agreement: Amendment or Waiver. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and all prior discussions, negotiations, agreements, correspondence and understandings, whether oral or written, between Employee and the Company with respect to the subject matter addressed in this agreement are merged in it and superseded hereby. No provision of this Agreement may be amended or waived other than in writing by the party against whom enforcement of such amendment or waiver is sought.

8.3  Injunctive Relief. The parties agree that damages will be an inadequate remedy for breaches of this Agreement and in addition to damages and any other available relief, a court shall be empowered to grant injunctive relief.

8.4  Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the state in which the Employee’s principal business is located.

8.5  Consideration. Execution of this Agreement is a condition of Employee’s continued employment with the Company and Employee’s employment by the Company constitutes the consideration for Employee’s undertakings hereunder. In addition to employment, the Company offers as consideration a minimum of two weeks severance pay if it terminates his/her employment for a reason other than “Cause.”

8.6 Severability. The obligations imposed by this Agreement arc severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision.

8.7 Terminable-At-Will. Nothing in this Agreement shall be construed to limit the right of either party to terminate the employment relationship at any time with or without cause or notice.

8.8 Third Party Beneficiaries. Any Company affiliates are third party beneficiaries with respect to Employee’s performance of his/her duties under this Agreement and the undertakings and covenants contained in this Agreement and the Company and any of its affiliates, enjoying the benefits thereof, may enforce this Agreement directly against Employee. The terms Trade Secret, Confidential Information and Business Ideas shall include materials and information of the Company’s affiliates to which Employee has access.

List of Prior  Obligations

EMPLOYEE:
By:	/s/ Tim Splittgerber
Date:	2/29/2012

TUFCO TECHNOLOGIES, INC.:
By:	/s/ James F. Robinson
Date:	5 March 2012